SUB-ITEM 77I
                              MFS SERIES TRUST XII
                   MFS LIFETIME RETIREMENT INCOME FUND
                                   MFS LIFETIME 2010 FUND
                                   MFS LIFE TIME 2020 FUND
                                   MFS LIFETIME 2030 FUND
                                   MFS LIFETIME 2040 FUND
MFS Lifetime Retirement Income Fund, MFS Lifetime 2010 Fund, MFS Lifetime 2020 Fund, MFS Lifetime 2030 Fund and MFS Lifetime 2040 Fund, each a series of MFS Series Trust XII, established new classes of shares and designated classes of shares as described in the prospectus contained in the Registration Statement (File Nos. 333-126328 and 811-21780), filed with the Securities and Exchange Commission via EDGAR on July 1, 2005, under the Securities Act of 1933. Such description is incorporated herein by reference.